UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017

UWHARRIE CAPITAL CORP

(Exact name of Registrant as Specified in Its Charter)

North Carolina	000-22062	56-1814206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street Albemarle, North Carolina		28001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 704-983-6181

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Director Retirement.

On January 19, 2017, Mr. Dusty West notified the Registrant’s Board of Directors (the “Board”) that he will not stand for re-election as a director at the Registrant’s 2017 annual meeting of shareholders.  Mr. West confirmed that his decision was not the result of any disagreement or dispute with the Registrant.

(e)Bank Owned Life Insurance Policy.

Effective January 20, 2017, the Registrant elected to add Brendan P. Duffey, who is the Registrant’s Chief Operating Officer, as a participant under the Registrant’s Bank Owned Life Insurance Plan (the “Plan”). Under the Plan, the Registrant is providing $1.0 million of coverage for 2017, 2018, and 2019 and then $50 thousand of coverage thereafter for life per a split dollar benefit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: March 10, 2017	By:	/s/ R. David Beaver, III
R. David Beaver, III
Principal Financial Officer